Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post- Effective Amendment No. 1 to Form S-1 Registration Statement of China Agri-Business, Inc. and subsidiaries of my report dated April 15, 2010, relating to the audits of the financial statements of China Agri- Business, Inc. and subsidiaries as of December 31, 2009 and 2008. I also consent to the reference to the firm under the heading "Experts" in such Post-Effective Amendment.

/S/ Michael T. Studer CPA P.C. Michael T. Studer CPA P.C. Freeport, New York April 22, 2010